SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K


                               Current Report
                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): November 4, 2001

                              Mark Solutions, Inc.
             (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                               0-17118 11-2864481
           (Commission File Number)(I.R.S. Employer Identification No.)

                      1135 Clifton Avenue, Clifton, NJ 07013
                (Address and zip code of principal executive offices)

                                 973-773-8100
                         (Registrant's telephone Number)



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ITEM 5.  Other Events

The Registrant has received notification from the State of Delaware that as of November 4, 2001, a reorganization (the "Reorganization") of the legal structure of the Registrant was effected pursuant to which (i) the Registrant became a wholly owned subsidiary of a newly formed holding company; (ii) the name of the new holding company became Mark Holdings, Inc.; (iii) the outstanding common stock of the Registrant was automatically converted on a share for share basis into common stock of the new holding company and (iv) the common stock of the new holding company is expected to trade on the Over The Counter Bulletin Board under the symbol of "MSOL" instead of the common stock of the Registrant. The purpose of the Reorganization was to put the Company in a position to be able to facilitate a merger or business combination. The business operations of the Registrant will not change as a result of the Reorganization.

The Reorganization was effected pursuant to Section 251 (g) of the Delaware General Corporation Law and did not require stockholder approval. The stockholders of the new holding company have the same rights, privileges and interest with respect to the holding company as they had with respect to the Registrant immediately prior to the Reorganization.



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                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                     Mark Solutions, Inc.
                                                        (Registrant)

                                                     By: s/ Carl Coppola
                                                     Carl Coppola,  President


DATED:  November 13, 2001